EXHIBIT 99.1

INDEVUS PHARMACEUTICALS, INC.

AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	PURPOSE

The primary function of the Audit and Finance Committee (the “Audit and Finance Committee” or the “Committee”) is to assist the Board of Directors (the “Board”) of Indevus Pharmaceuticals, Inc. (the “Corporation”) in fulfilling its oversight responsibilities by reviewing the Corporation’s auditing, accounting and financial reporting processes generally. The Audit and Finance Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Be directly responsible for the selection of the Corporation’s independent auditors and their compensation.

•	Review and appraise the audit efforts of the Corporation’s independent auditor.

•	Provide an open avenue of communication among the independent auditor, financial and senior management and the Board of Directors.

•	Oversee the Corporation’s financial strategy and policies, capital structure, share repurchase and dividend policy and capital expenditures.

The Audit and Finance Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION

The Audit and Finance Committee shall be comprised of three or more directors as determined by the Board, who individually and collectively as a group shall be independent directors meeting the requirements of the Sarbanes-Oxley Act of 2002 as well as those stated in NASD Rule 4310(c)(26)(B), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members are prohibited from both accepting any consulting, advisory or other compensatory fee from the Corporation as well as from being an affiliate of the Corporation or any subsidiary thereof, as the term affiliate is defined by the securities laws. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet at least two times annually. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financials consistent with IV.3 below.

IV.	RESPONSIBILITIES AND DUTIES

The Audit and Finance Committee shall review with management and the independent auditors the Corporation’s annual financial statements, including a discussion with the independent accountants of the matter required to be discussed by Statement of Auditing Standards No. 61, as amended (“SAS No. 61”), which include:

•	The auditors’ responsibility under Generally Accepted Accounting Standards;

•	The Corporation’s significant accounting policies;

•	Management judgments and accounting estimates;

•	Significant audit adjustments;

•	Other information in documents containing audited financial statements;

•	Disagreements with management;

•	Consultation with other accountants;

•	Major issues discussed with management prior to retention; and

•	Difficulties encountered in performing the audit.

To fulfill its responsibilities and duties the Audit and Finance Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, and as conditions dictate.

2.	Review with financial management and the independent accountants the Corporation’s annual financial statements to be included in the Corporation’s Annual Report on Form 10-K.

3.	Review with financial management and the independent accountants the Corporation’s quarterly financial statements to be included in the Corporation’s Quarterly Report on Form 10-Q. The Chair of the Committee or his or her designee may represent the entire Committee for purposes of this review.

4.	Prepare an annual report to shareholders to be included in the Corporation’s proxy statement, as required by the Securities and Exchange Commission.

Independent Auditors

5.	Recommend to the Board of Directors the selection of the independent auditors and their compensation, considering independence and effectiveness.
6.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

8.	Review and discuss with the independent auditor the auditor’s independence consistent with the requirements of Rule 101 of the American Institute of Certified Public Accountants Professional Standards and the requirements of the Independence Standards Board.

9.	Use reasonable efforts to ensure that the independent auditors report directly to the Committee.

Financial Reporting Processes

10.	Consider the independent auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

11.	Consider and approve, if appropriate, major changes to the Corporation’s accounting principles and practices.

Legal and Administrative Compliance

12.	Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

13.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

14.	Maintain minutes of all meetings of the Audit and Finance Committee for inclusion in the Corporation’s Minute Book.

Audit Services and Non-Audit Services

15.	Pre-approve all audit services provided to the Corporation.

16.	Pre-approve all non-audit services provided to the Corporation which are not de-minimus and ensure that the use of such services is disclosed in the Corporations periodic reports.

17.	Use reasonable efforts to ensure that the following non-audit services are not provided to the Corporation by the independent auditors:

i)	Bookkeeping or other services related to the accounting records or financial statements of the Corporation;

ii)	Financial information systems design and implementation;

iii)	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

iv)	Actuarial services;

v)	Internal audit outsourcing services;

vi)	Management functions or human resources;

vii)	Broker or dealer, investment adviser, or investment banking services; and

viii)	Legal or Expert Services unrelated to the audit.

Finance Related Areas

18.	Review with management and make recommendations to the Board related to the following:

i)	Financing strategy;

ii)	Debt and equity financings;

iii)	Status and results of major capital projects;

iv)	Corporate legal and tax structure;

iv)	Share repurchases; and

v)	Dividend policy.

Complaint Procedures

19.	Establish procedures for both the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, as well as the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

Retention of Advisors

20.	Have the authority to engage independent counsel and other advisors, as it determines necessary to carry out their duties, and appropriate funding, as determined by the Committee, for compensating such advisors as well as the accounting firm for its audit services.